Exhibit 10.26

COBALT INTERNATIONAL ENERGY, INC.

LONG TERM INCENTIVE PLAN
Non-Qualified Stock Option Award Agreement

You have been granted an option (the “Option”) to purchase shares of Cobalt International Energy, Inc. (this “Award”) on the following terms and subject to the provisions of Attachment A and the Cobalt International Energy, Inc. Long Term Incentive Plan (the “Plan”).  Unless defined in this Award Agreement (including Attachment A, this “Agreement”), capitalized terms will have the meanings assigned to them in the Plan.  In the event of a conflict among the provisions of the Plan, this Agreement and any descriptive materials provided to you, the provisions of the Plan will prevail.

Participant	[ ]

Number of Shares Subject to the Option	[ ] Shares

Option Price per Share	$[ ]

Grant Date	[ ]

Expiration Date	[Insert 10th anniversary of Grant Date]

Vesting	Subject to Section 2 of Attachment A, the Option shall vest [insert applicable vesting schedule]

Attachment A

Non-Qualified Stock Option Award Agreement

Terms and Conditions

Grant to:  [               ]

Section 1.  Grant of Award.  Subject to the terms and conditions of the Plan and this Agreement, the Company hereby grants an Option to the Participant on the Grant Date on the terms set forth on the cover page of this Agreement, as more fully described in this Attachment A.  The Option is intended to be a non-qualified stock option, and is not intended to be treated as an option that complies with Section 422 of the Code.  This Award is granted under the Plan, which is incorporated herein by reference and made a part of this Agreement.

Section 2.  Vesting of Award.

(a)        Termination of Service.

(i)    Death or Disability.  In the event of the Participant’s Termination of Service at any time due to the Participant’s death or Disability, any unvested portion of the Option shall fully vest as of the date of such termination and the Option shall remain exercisable until the earlier of (i) one year following such Termination of Service and (ii) the Expiration Date.

(ii)   Termination for Cause.  In the event of the Participant’s Termination of Service for Cause, any unvested portion of the Option and any vested portion of the Option not yet exercised shall be forfeited in its entirety as of the date of such termination without any payment to the Participant.

(iii)  Any Other Termination of Service.  In the event of the Participant’s Termination of Service at any time for any reason (other than due to the Participant’s death or Disability or a Termination of Service for Cause), any unvested portion of the Option shall be forfeited in its entirety as of the date of such termination without any payment to the Participant and any vested portion of the Option shall remain exercisable until the earlier of (i) 90 days following such Termination of Service and (ii) the Expiration Date.

(b)        Change in Control.  If a Change in Control occurs at any time, the Option shall fully vest as of the date of such Change in Control and, unless otherwise provided by the Committee, the Option will be canceled and the Participant will receive an amount equal to the Intrinsic Value of the Option (which may be equal to but not less than zero).

Section 3.  Exercise of Option.

(a)        Right to Exercise.  The Option shall be exercisable on or prior to the Expiration Date in accordance with the vesting schedule and applicable provisions set forth in this Agreement and the Plan.

(b)        Method of Exercise.

(i)    The vested portion of the Option shall be exercisable by delivery of an exercise notice in the form attached as Exhibit A (the “Exercise Notice”) which shall state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised, and such other representations and agreements as may be required by the Company; provided that the Option may be exercised with respect to whole Shares only.  The Exercise Notice shall be accompanied by payment of the aggregate exercise price as to all exercised Shares.  The Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate exercise price and the satisfaction of any tax withholding requirements.

(ii)   No Shares shall be issued pursuant to the exercise of an Option unless such issuance and such exercise comply with all applicable laws and regulations.  Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Participant on the date on which the Option is exercised with respect to such Shares.

(c)        Method of Payment.  Payment of the aggregate exercise price shall be made by any of the following, or a combination thereof, at the election of the Participant:

(i)    cash or check;

(ii)   if there is a public market for the Shares at such time, subject to such requirements as may be imposed by the Committee, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate exercise price for the Shares being purchased; or

(iii)  by any other method acceptable to the Committee.

(d)        Transferability.  The Option may not be assigned, sold, transferred or otherwise be subject to alienation by the Participant other than by will; provided, that, the designation of a beneficiary shall not constitute an assignment, sale, transfer or alienation.

(e)        Withholding.  No Shares will be issued pursuant to the exercise of this Option unless and until the Participant shall have remitted to the Company an amount sufficient to satisfy any federal, state or local withholding tax requirements, or shall have made other arrangements satisfactory to the Company with respect to such taxes.  The Participant may elect that all or any part of such withholding requirement be satisfied by retention by the Company of a portion of the Shares purchased upon exercise of this Option.  If such election is made, the Shares so retained shall be credited against such withholding requirement at the fair market value of the Shares on the date of exercise.

Section 4.  Miscellaneous Provisions.

(a)        Notices.  All notices, requests and other communications under this Agreement shall be in writing and shall be delivered in person (by courier or otherwise), mailed by certified or registered mail, return receipt requested, or sent by facsimile transmission, as follows:

if to the Company, to:

Cobalt International Energy, Inc.

Two Post Oak Central

1980 Post Oak Blvd., Suite 1200

Houston, TX 77056

Attention: General Counsel

Facsimile: 713-579-9184

if to the Participant, to the address that the Participant most recently provided to the Company,

or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto.  All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a business day in the place of receipt.  Otherwise, any such notice, request or communication shall be deemed received on the next succeeding business day in the place of receipt.

(b)        Entire Agreement.  This Agreement, the Plan, and any other agreements, schedules, exhibits and other documents referred to herein or therein, constitute the entire agreement and understanding between the parties in respect of the subject matter hereof and supersede all prior and contemporaneous arrangements, agreements and understandings, both oral and written, whether in term sheets, presentations or otherwise, between the parties with respect to the subject matter hereof.

(c)        Amendment; Waiver.  No amendment or modification of any provision of this Agreement shall be effective unless signed in writing by or on behalf of the Company and the Participant, except that the Company may amend or modify this Agreement without the Participant’s consent in accordance with the provisions of the Plan or as otherwise set forth in this Agreement.  No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.  Any amendment or modification of or to any provision of this Agreement, or any waiver of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given.

(d)        Assignment.  Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Participant.

(e)        Successors and Assigns; No Third Party Beneficiaries.  This Agreement shall inure to the benefit of and be binding upon the Company and the Participant and their respective heirs, successors, legal representatives and permitted assigns.  Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the Company and the Participant, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

(f)         Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

(g)        Participant Undertaking.  The Participant agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable to carry out or give effect to any of the obligations or restrictions imposed on either the Participant or the Option pursuant to the provisions of this Agreement.

(h)        Plan.  The Participant acknowledges and understands that material definitions and provisions concerning the Option and the Participant’s rights and obligations with respect thereto are set forth in the Plan.  The Participant has read carefully, and understands, the provisions of the Plan.

(i)         Governing Law.  The Agreement shall be governed by the laws of the State of Delaware, without application of the conflicts of law principles thereof.

(j)         No Right to Continued Service.  The granting of the Option evidenced hereby and this Agreement shall impose no obligation on the Company or any Affiliate to continue the service of the Participant and shall not lessen or affect the right that the Company or any Affiliate may have to terminate the service of such Participant.

(k)        Jurisdiction.  The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any party or any of its affiliates or against any party or any of its affiliates) shall be brought in the Delaware Chancery Court or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  Process in any such suit, action or proceeding may be served on each party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 4(a) shall be deemed effective service of process on such party.

(l)         WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

COBALT INTERNATIONAL ENERGY, INC.

By:
Name:
Title:

[Participant]